UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2003
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                                  I-TRAX, INC.
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             (Exact name of registrant as specified in its charter)

           Delaware                       0-30275                  23-3057155
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

                 One Logan Square
            130 N. 18th St., Suite 2615
                 Philadelphia, PA                             19103
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     (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (215) 557-7488


                                      N/A
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          (Former name or former address, if changed since last report)




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Item 5.           Other Events.

                  On December 26, 2003, I-trax, Inc., a Delaware corporation ("I-trax"), DCG Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of I-trax ("Acquisition"), CHDM Healthcare, LLC, a Delaware limited liability company of which I-trax is the sole member ("Acquisition LLC"), and Meridian Occupational Healthcare Associates, Inc. (d/b/a CHD Meridian Healthcare), a Delaware corporation ("CHD Meridian") entered into a Merger Agreement (the "Merger Agreement"). We refer to the transactions described in the Merger Agreement as the "Merger."

                  CHD Meridian, a privately-held company, is a leading provider of outsourced, employer-sponsored healthcare services to Fortune 1000 companies and the Federal government. CHD Meridian's programs are designed to allow employers to contract directly for a wide range of employee related healthcare services delivered at or near the worksite. CHD Meridian offers programs in four areas: (1) primary care services; (2) pharmacy services and benefits; (3) staffing and management of on-site occupational health facilities; and (4) corporate health staffing and management services. CHD Meridian currently maintains contracts with 90 leading U.S. employers serving approximately 650,000 lives. Headquartered in Nashville, TN, CHD Meridian employs approximately 1,600 people and operates in over 150 sites in more than 30 states.

                  The Merger Agreement provides for delivery of: 10,000,000 shares of I-trax common stock, 400,000 shares of I-trax Series A Preferred Stock, and cash. CHD Meridian stockholders will also receive additional shares of I-trax common stock if CHD Meridian, continuing its operations following the closing of the Merger as a subsidiary of I-trax, achieves certain calendar 2004 milestones for earnings before interest, taxes, depreciation and amortization ("EBITDA"). If EBITDA exceeds $8.1 million, the number of such additional I-trax common shares payable will be 3,600,000; the number of such shares increases proportionately up to a maximum of 4,000,000 such additional I-trax common shares if EBITDA exceeds $9.0 million.

                  The amount of cash payable as part of the Merger consideration will be $35 million less (1) the amount, if any, by which CHD Meridian's cash at closing is less than $13.3 million and (2) the amount CHD Meridian spends to redeem any of its outstanding common stock or options to acquire common stock, which may equal up to $11 million.

                  The amount of cash, I-trax common stock, Series A Preferred Stock, and the contingent consideration to be issued by I-trax in the Merger was determined by arms length negotiations between I-trax and CHD Meridian. As a basis for such negotiations, I-trax management reviewed CHD Meridian's contracts, pipeline, projections, cash flow and other factors, such as anticipated synergy between the companies' services and products and anticipated consumer demand for the combined companies' products.

                  I-trax expects to fund the cash portion of the Merger consideration by selling additional shares of Series A Preferred Stock and obtaining a senior credit facility with a national lender, which allows a closing date draw of least $16 million.

                  I-trax has received subscriptions from institutional investors for an aggregate of $20 million of Series A Preferred Stock, which I-trax will issue at the closing of the Merger. The Series A Preferred Stock will accrue dividends at the rate of 8% per year. Dividends will be payable in I-trax common stock or cash, at the election of I-trax, when the Series A Preferred Stock is converted into I-trax common stock. The Series A Preferred Stock is convertible into I-trax common stock at a conversion price of $2.50 per share. Holders of Series A Preferred Stock may convert such shares into I-trax common stock at any time. In addition, shares of Series A Preferred Stock will convert into I-trax common stock automatically if (1) shares of I-trax common stock issuable upon conversion are registered for resale under the Securities Act of 1933, (2) the closing price of I-trax common stock is at least $7.50 per share for 20 of 30 consecutive trading days, (3) there is an effective registration statement and prospectus permitting resale of conversion shares during the 30 consecutive trading days, (4) the conversion shares are listed or admitted for trading on The Nasdaq National Market, The American Stock Exchange or the New York Stock Exchange and (5) I-trax otherwise honors all conversions. Notwithstanding the preceding, Series A Preferred Stock will not automatically convert into I-trax common stock with respect to a holder if conversion will result in such holder owning more than 4.9% of the outstanding I-trax common stock. Rather, such






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holder will have 90 days to reduce such holder's potential ownership to below
4.9%. The Series A Preferred Stock has a liquidation preference of $25 per share (the original purchase price), plus accrued dividends payable in the event of liquidation, dissolution or winding up of I-trax or in certain corporate transactions that would constitute a change of control of I-trax.

                  With regard to the senior credit facility, I-trax and CHD Meridian have received an loan commitment in the form of a term sheet for a facility from a national lender. The facility will permit the companies to borrow $16 million towards the cash portion of the Merger consideration.

                  There are no material relationships between I-trax, its officers, directors and affiliates and their associates, on the one hand, and CHD Meridian, its officers, directors and affiliates and their associates, on the other hand. The parties intend that after the Merger, Haywood D. Cochrane, Jr., the Chief Executive Officer of CHD Meridian, will be elected to the Board of Directors of I-trax.

                  Promptly following the Merger, I-trax expects to file a registration statement covering (1) I-trax common stock that it will issue in the Merger and (2) I-trax common stock issuable upon conversion of the Series A Preferred Stock that I-trax will issue in the Merger and to subscribing institutional investors.

                  The Merger Agreement and the form of Subscription Agreement concerning the sale of Series A Preferred Stock are attached hereto as exhibits and are incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to such documents.

                  In addition to normal and customary deliveries at closing, there are also material conditions to closing of the Merger including:

                    o I-trax and CHD Meridian stockholders must approve the transaction.

                    o I-trax must close on the Series A Preferred Stock subscriptions and the senior credit facility in an aggregate amount sufficient to fund the cash portion of the Merger consideration.

                    o There must not be a material change in the business and operation of I-trax and CHD Meridian.

                    o    The    applicable     waiting    period    under    the
                         Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended must have expired.

                  In addition to normal and customary conditions to closing, there are also material conditions to closing on the Series A Preferred Stock subscriptions including:

                    o No event shall have occurred which has led I-trax to believe (or which should have led I-trax to believe in the exercise of reasonable business judgment) that any material assumption underlying the financial forecast delivered by I-trax to the investors is untrue or is more likely than not to become untrue.

                    o The expected pro forma net income of I-trax and CHD Meridian and their respective subsidiaries for calendar year 2003, measured in accordance with generally accepted accounting principles before any expenses for interest, taxes, depreciation and amortization (and excluding certain adjustments), equals at least $5,500,000.

                  In addition to normal and customary conditions to closing, there are also material conditions to closing on the senior credit facility including:

                    o Existing I-trax debt must have had its respective maturity dates extended beyond the expiration date of the new senior credit facility and all such debt shall have been subordinated to the senior debt facility.




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                    o    I-trax must have a "capital base" in form and substance
                         satisfactory to the lender.

                    o Field examination of accounts receivable and accounts receivable systems with results satisfactory to the lender.

                    o Systems review to ensure compliance with the Health Insurance Portability and Accountability Act of 1995.

                  Although I-trax believes that I-trax and CHD Meridian will satisfy these as well as other conditions to closing, there is no assurance that such conditions to closing will in fact be satisfied.

                  The Merger Agreement provides for a two-step reorganization transaction. The initial step of the reorganization transaction will involve a merger of Acquisition with and into CHD Meridian, in which merger CHD Meridian will continue as the surviving corporation. The second step of the reorganization transaction will involve a statutory merger of the surviving corporation of the initial step of the reorganization transaction with and into Acquisition LLC, in which merger Acquisition LLC will continue as the surviving entity. I-trax and CHD Meridian intend to complete the initial step and the second step of the reorganization as part of an integrated plan, such that the two steps will constitute a single transaction treated as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended.

                  The parties anticipate that the Merger will close by April 30, 2004.

                  The press release relating to the completion of the Merger is attached hereto as an exhibit and is incorporated herein by reference.

         Safe Harbor Statement: Statements regarding aspects of I-trax's business and its expectations as to the transaction with CHD Meridian set forth herein or otherwise made in writing or orally by I-trax may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although I-trax believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors that might cause or contribute to such differences include, but are not limited to, whether I-trax and CHD Meridian will in fact satisfy the conditions to closing and complete the transaction described in this press release, the ability of the two companies to integrate their businesses successfully, demand for the combined companies' products and services, uncertainty of future profitability and changing economic conditions. These and other risks pertaining to I-trax are described in greater detail in I-trax's filings with the Securities and Exchange Commission including those on forms 10-KSB and 10-QSB.

Item 7.           Exhibits.

2.1 Merger Agreement dated December 26, 2003 by and among I-trax, Inc., DCG Acquisition, Inc., CHD Meridian Healthcare LLC and Meridian Occupational Healthcare Associates, Inc. (d/b/a CHD Meridian Healthcare).

4.1 From of Certificate of Designations, Preferences, and Rights of the Series A Convertible Preferred Stock.

10.1 Form of Subscription Agreement concerning issuance of Series A Convertible Preferred Stock dated as of December 26, 2003.

99.1        Press Release issued December 29, 2003.



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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        I-TRAX, INC.



Date:  December 29, 2003                By: /s/ Frank A. Martin
                                            --------------------------------
                                        Name:   Frank A. Martin
                                        Title:     Chief Executive Officer







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